UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2018

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at YUM! Brands, Inc. (the “Company”) Annual Meeting of Shareholders held on May 17, 2018, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

1.The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain	Broker non-votes
Paget L. Alves	240,127,788	583,469	496,217	42,507,684
Michael J. Cavanagh	239,153,062	1,542,258	512,154	42,507,684
Christopher M. Connor	240,203,040	482,533	521,901	42,507,684
Brian C. Cornell	238,465,556	2,223,485	518,433	42,507,684
Greg Creed	240,217,834	470,539	519,101	42,507,684
Tanya L. Domier	240,230,793	487,031	489,650	42,507,684
Mirian M. Graddick-Weir	239,242,827	1,480,143	484,504	42,507,684
Thomas C. Nelson	238,044,730	2,641,586	521,158	42,507,684
P. Justin Skala	240,227,265	457,031	523,178	42,507,684
Elane B. Stock	239,650,257	1,072,255	484,962	42,507,684
Robert D. Walter	238,800,778	1,880,550	526,146	42,507,684

2.The proposal to ratify the appointment of KPMG LLP as the Company's independent auditor for 2018 was approved based upon the following votes:

Votes for approval	278,542,702
Votes against	4,505,924
Abstentions	666,532
There were no broker non-votes for this item.

3.The proposal to approve, by non-binding advisory vote, the executive compensation of the Company's named executive officers was approved based upon the following votes:

Votes for approval	229,861,959
Votes against	10,082,188
Abstentions	1,263,327
Broker non-votes	42,507,684

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	May 21, 2018	/s/ John P. Daly
Vice President and
Associate General Counsel